Exhibit 99.1

Egalet Appoints Nicholas Nicolaides, Ph.D. and John Osborn to Board of Directors

Wayne, Penn. — April 13, 2014 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on developing, manufacturing and marketing innovative pain treatments, today announced the appointment of Nicholas C. Nicolaides, president and chief executive officer of Morphotek, a subsidiary of Eisai North America, and John Osborn, executive-in-residence at Warburg Pincus and senior advisor at Hogan Lovells, to its board of directors.

“Both Nick, with his global biopharmaceutical leadership experience, and John, with his extensive life science legal and policy expertise, will be extremely valuable as we continue with the growth phase of our company,” said Bob Radie, president and chief executive officer of Egalet. “With our new board members and recent financing in place, we are well positioned to launch SPRIX, a nasal spray form of ketorolac, and OXAYDO, an immediate-release oxycodone designed to discourage abuse via snorting, in the third quarter as well as submit an NDA for our abuse-deterrent morphine product candidate, Egalet-001, by the end of the year.”

Dr. Nicolaides co-founded Morphotek, a biopharmaceutical company specializing in the development of protein and antibody products for treating cancer, inflammation and infectious disease in 2000. Morphotek was acquired by Eisai Co., Ltd. in March of 2007. Prior to co-founding Morphotek, Dr. Nicolaides was the director of research at Magainin Pharmaceuticals, where his research focused on the development of bio-therapeutics to treat respiratory disease. He is a trained molecular geneticist and has authored a number of scientific papers on the molecular and genetic basis of cancer and respiratory diseases. He received his B.S. in Biology at St. Joseph’s University, his Ph.D. in human genetics at Thomas Jefferson University and continued his training as a Fellow in Oncology at Johns Hopkins University. Dr. Nicolaides is an author on more than 50 original publications and is an inventor on numerous patents for developing bio-based therapies and therapeutic compositions.

Mr. Osborn is an experienced life sciences industry executive who was general counsel for a decade with Fortune 1000 biopharmaceutical company Cephalon, Inc. and held senior posts with Onyx Pharmaceuticals, Dendreon, US Oncology and DuPont Merck Pharmaceuticals. He has substantial experience in government affairs and public policy, having served with the U.S. Department of State during the George H.W. Bush administration, and from 2008 to 2011 he was a member of the bipartisan United States Advisory Commission on public diplomacy. Mr. Osborn currently is a senior advisor with the international law firm Hogan Lovells and an executive-in-residence with the healthcare group of global private equity firm Warburg Pincus. He has held faculty appointments at Oxford, Princeton and the University of Washington, and is a member of the Council on Foreign Relations, the American Law Institute, the advisory boards of QPID Health, Inc. and the University of Michigan Life Sciences Institute. Mr. Osborn received his undergraduate degree in economics and history from the University of Iowa, his law degree from the University of Virginia School of Law, and his master’s degree in international public policy from The Johns Hopkins University School of Advanced International Studies.

About Egalet

Egalet Corporation is a specialty pharmaceutical company developing and planning to commercialize proprietary, abuse-deterrent oral products for the treatment of pain and other indications. The company has created two distinct drug delivery systems, each with novel abuse-deterrent features and the ability to control the release profile of the active pharmaceutical ingredient. Using its proprietary platform, Egalet has developed a pipeline of clinical-stage, opioid-based product candidates in tablet form that are specifically designed to deter abuse by physical and chemical manipulation, while also providing tailored release of the active pharmaceutical ingredient. Its lead product candidate, Egalet-001, is an abuse-deterrent, extended-release, oral morphine formulation in development for the treatment of moderate to severe pain. There are currently no commercially available abuse-deterrent formulations of morphine, and if approved, Egalet believes that Egalet-001 would fill a significant unmet need in the marketplace. The company’s second product candidate, Egalet-002, is an abuse-deterrent, extended-release, oral oxycodone formulation in development for the treatment of moderate to severe pain. The Egalet technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple APIs with similar or different release profiles. Visit www.egalet.com for more information.

Important Safety Information for OXAYDO™ (oxycodone HCl, USP) Tablets for oral use only — CII

OXAYDO is an immediate-release oral formulation of oxycodone HCl indicated for the management of acute and chronic moderate to severe pain where the use of an opioid analgesic is appropriate.

OXAYDO is contraindicated in patients with respiratory depression, paralytic ileus, acute or severe bronchial asthma or hypercarbia, or known hypersensitivity to oxycodone or any components of the product.

Respiratory depression is the primary risk of OXAYDO and it must be used with extreme caution in patients with chronic obstructive pulmonary disease or cor pulmonale, in patients with decreased respiratory reserve, hypoxia, hypercapnia or pre-existing respiratory depression.

OXAYDO contains oxycodone HCl, an opioid agonist and a Schedule II controlled substance. Such drugs are sought by drug abusers and people with addiction disorders. OXAYDO can be abused in a manner similar to other opioid agonists, legal or illicit. This should be considered when prescribing or dispensing in situations where there is concern about an increased risk of misuse or abuse. OXAYDO may be abused by crushing, chewing, snorting or injecting the product and these practices pose a significant risk to the abuser that could result in overdose and death.

Patients receiving central nervous system depressants concomitantly with OXAYDO may exhibit an additive central nervous system depression.  When such combined therapy is contemplated, the dose of one or both agents should be reduced. Patients should not consume alcoholic beverages, or any medications containing alcohol while taking OXAYDO.

OXAYDO may cause severe hypotension in patients whose ability to maintain blood pressure has been compromised. OXAYDO may produce orthostatic hypotension in ambulatory patients. OXAYDO must be administered with caution in patients in circulatory shock.

Serious adverse reactions that may be associated with OXAYDO include: respiratory depression, respiratory arrest, circulatory depression, cardiac arrest, hypotension and/or shock. The most common adverse reactions are nausea, constipation, vomiting, headache, pruritus, insomnia, dizziness, asthenia and somnolence.

In opioid naïve patients, start dosing OXAYDO with five to 15 mg every four to six hours as needed for pain.  OXAYDO should not be given to anyone other than the individual for whom it was prescribed. Keep OXAYDO in a locked cabinet, drawer or medicine safe so that it will not be stolen.

Please see full prescribing information for OXAYDO at www.oxaydo.com.

Important Safety Information for SPRIX® (ketorolac tromethamine) Nasal Spray

SPRIX® is a non-steroidal anti-inflammatory drug (NSAID) indicated in adult patients for the short-term (up to 5 days) management of moderate to moderately severe pain that requires analgesia at the opioid level.  Do not exceed a total combined duration of use of SPRIX and other ketorolac formulations (IM/IV or oral) of 5 days. SPRIX is not indicated for use in pediatric patients or for minor or chronic painful conditions.

SPRIX is contraindicated as follows: in patients with peptic ulcer disease or a history of GI bleeding; in patients with suspected or confirmed cerebrovascular bleeding, hemorrhagic diathesis, incomplete hemostasis, or at high risk of bleeding; for the treatment of peri-operative pain in the setting of coronary artery bypass graft (CABG) surgery; in patients with advanced renal impairment and those at risk for renal failure due to volume depletion; use as a prophylactic analgesic before any surgery; use in labor and delivery; use in patients with a history of asthma, urticaria, or other allergic-type reactions after taking aspirin or other NSAIDs; and, known hypersensitivity to ketorolac, aspirin, other NSAIDs or EDTA.

SPRIX should be used with caution in patients with a prior history of ulcer disease or GI bleeding, coagulation disorders, in patients taking diuretics or ACE inhibitors, or those with compromised cardiac function.  NSAIDs can cause serious anaphylactoid reactions and serious dermatologic adverse reactions; SPRIX should be discontinued immediately in patients with allergic reactions or skin reactions.

The most common adverse reactions (incidence > 2%) in patients treated with SPRIX and occurring at a rate at least twice that of placebo are nasal discomfort, rhinalgia, increased lacrimation, throat irritation, oliguria, rash, bradycardia, decreased urine output, increased ALT and/or AST, hypertension, and rhinitis.

SPRIX is not an inhaled product. SPRIX nasal spray should be discarded within 24 hours of taking the first dose, even if the bottle still contains some medication.

Please see full prescribing information for SPRIX at www.sprix.com.

Safe Harbor

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks.  Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials; our ability to obtain regulatory approval of our product candidates; competitive factors; general market conditions; and other risks factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: bcs@egalet.com
Tel: 917-432-9275